Exhibit 10.18

LEASE AGREEMENT

THIS LEASE is made this 22nd day of October, 2001, by and between ARC Strike Limited Partnership, a Georgia corporation (hereinafter referred to as “Lessor”); and Welding Services Inc., a Georgia corporation (hereinafter referred to as “Lessee”).

W I T N E S S E T H:

1. Premises. Lessor, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, reserved, and contained, to be paid, kept and performed by the Lessee, has leased and rented, hereby does lease and rent, to the Lessee, and said Lessee hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described property (hereinafter called the “Premises”):

One 161,229 square foot two story building; Office space 34,624 square feet,

warehouse space 126,605 square feet

See attached for legal description of property

This lease is subject to all encumbrances, easements, covenants and restrictions of record.

2. Term. To have and to hold for a term of ten (10) years, said term to begin on the 1st day of April, 2002, and to end at midnight on the 30th day of May, 2012, unless sooner terminated as hereinafter provided.

3. Rental. Lessee shall pay to Lessor monthly base rent of $92,651 due on the first day of each month in advance, without offset or demand, commencing on April 1, 2002. Upon execution of this Lease, Lessee has paid to Lessor $92,651, representing the first month’s rent due hereunder. In the event Lessee fails to pay the rent or any other payment called for under this Lease within ten (10) days of the time period specified, Lessee shall pay a late charge equal to five percent (5%) of the unpaid amount, which late charge shall be paid with the required payment.

Upon execution of this Lease, Lessee has deposited $92,651 (the “Security Deposit”) with Lessor to secure Lessee’s performance of its obligations hereunder. If Lessee defaults hereunder, then Lessor may, after the appropriate notices have been given as provided herein, without prejudice to Lessor’s other remedies, apply part of all of the Security Deposit to cure Lessee’s default. If Lessor so uses part or all of the Security Deposit, Lessee shall, within ten (10) days after written demand, pay Lessor the amount necessary to restore the Security Deposit to its original amount. Lessor shall not be required to pay any interest on the Security Deposit. If Lessor sells the Premises, the Security Deposit shall be transferred to the purchaser and Lessor shall be relieved of any further liability in relation to the Security Deposit. At the termination of this Lease and after Lessee has vacated the Premises, Lessor may use the Security Deposit to cure any defaults of Lessee or to apply to expenses of repairing or cleaning the

Premises, if necessary. In the event all or any portion of the Security Deposit remains after paying for such items, said amount shall be paid to Lessee within thirty (30) days of said termination and vacating of the Premises.

4. Utility Bills. Lessee shall place utility bills of all types in its name and shall pay same, along with all assessments pertaining to the Premises, including, but not limited to, water and sewer, natural gas, electricity, fire protection and sanitary pick up bills for the Premises, or used by Lessee in connection therewith. If Lessee does not pay same, Lessor may pay the same and such payment shall be added to and treated as additional rental of the Premises.

5. Mortgagee’s Rights. Lessee’s rights shall be subject to any bona fide mortgage or deed to secure debt which is now, or may hereafter be, placed upon the Premises by Lessor, and Lessee agrees to execute and deliver such documentation as may be required by any such mortgagee to effect any subordination within ten (10) days of receipt of a request for such execution.

6. Maintenance and Repairs by Lessee. Lessee shall not allow the Premises to fall out of repair or deteriorate, and, at Lessee’s own expense, Lessee shall keep and maintain the Premises, including paving, in good order and repair, except portions of the Premises to be repaired by Lessor under terms of Paragraph 7 below and keep the Premises free and clear of trash and debris and in a clean and sanitary condition, free from pests and rodents. Unless the Premises is part of a multi-tenant building. Lessee further agrees to care for the grounds around the building, including regular mowing of grass, mulching, lawn and landscape maintenance and general landscaping. In the event Lessee fails to make said repairs or maintain said grounds, then Lessor may, but shall not be obligated to, make such repairs or maintain said grounds, in which event, Lessee shall promptly reimburse Lessor, as additional rent, for all expenses incurred thereby. Lessee also agrees to keep all systems pertaining to water, fire protection, drainage, sewer, electrical, heating, ventilation, air conditioning and lighting in good order and repair, and shall maintain at all times a maintenance contract for the heating, ventilation and air conditioning equipment. Said maintenance contract shall provide for regular inspection and filter changes. The Lessee covenants and agrees that during the term of this Lease and for such further time as the Lessee, or any person claiming under it, shall hold the Premises or any part thereof, it shall not cause the estate of the Lessor in the Premises to become subject to any lien, charge or encumbrance whatsoever, it being agreed that the Lessee shall have no authority, express or implied, to create any lien, charge or encumbrance upon the estate of the Lessor in the Premises.

7. Repairs by Lessor. Lessor agrees to keep in good repair the roof, foundations and exterior walls, exclusive of painting, exclusive of all glass and exclusive of all exterior doors. Lessor gives to Lessee exclusive control of the Premises and shall be under no obligation to inspect the Premises. Lessee shall promptly notify Lessor of any damage covered under this paragraph, and Lessor shall be under no duty to repair unless it receives notice of such damage.

8. Modifications and Alterations to the Premises. No modifications or alterations to the building on the Premises or openings cut through the roof are allowed without prior written consent of Lessor. In the event any such modifications or alterations are performed, same shall be completed in accordance with all applicable codes and regulations. Any alterations or improvements to the Premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the expiration or prior termination of this Lease; provided, however, Lessor, at its option, may require Lessee to remove any improvements or repair any alterations in order to restore the Premises to the condition existing at the time Lessee took possession. This clause shall not apply to moveable equipment or trade fixtures owned by Lessee, which may be removed by Lessee at the end of the term, provided that any damage caused by such removal shall be repaired by Lessee.

9. Return of Premises. Lessee agrees to return the Premises to Lessor, at the expiration or prior termination of this Lease, broom clean and in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty accepted. Lessee agrees to remove its personal property from the Premises at the expiration or prior termination of this Lease. Failure to comply with this paragraph will constitute holding over by Lessee.

10. Destruction of or Damage to Premises. If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction, and rental shall be accounted for as between Lessor and Lessee as of that date. If the Premises are damaged, but not wholly destroyed by any of such casualties, rental shall abate in such proportion as use of the Premises has been destroyed, and Lessor shall restore the Premises to substantially the same condition as before damage as speedily as practicable, whereupon full rental shall recommence; provided however, that if the damage shall be so extensive that the same cannot be reasonably repaired and restored within six (6) months from date of the casualty, then either Lessor or Lessee may terminate this Lease by giving written notice to the other party within thirty (30) days from the date of such casualty. In the event of such termination, rental shall be apportioned and paid up to the date of such casualty.

11. Indemnity. Lessee agrees to indemnify and hold harmless the Lessor against all claims for injuries to persons or damages to property by reason of the use or occupancy of the Premises, the improvements on the Premises or the failure or cessation of services to the Premises, and all expenses incurred by Lessor because of such injuries or occupancy, including attorneys’ fees and court costs.

12. Governmental Matters. Lessee agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Lessee’s use or occupancy of the Premises or operation of its business. Lessor agrees to promptly comply with any such requirements if not made necessary by reason of Lessee’s occupancy or operation of the Premises. It is mutually agreed, however, between Lessor and Lessee, that if in order to comply with such requirements, the cost in Lessor or Lessee, as the case may be, shall exceed a sum equal to one year’s rent (as measured by the year in which the requirements arise), then Lessor or Lessee who is obligated to comply with such requirements is privileged to terminate this Lease by giving written notice of termination to the other party, which termination shall become effective sixty (60) days after receipt of such notice, and which notice shall eliminate necessity of compliance with such requirement by the party giving notice unless the party receiving such notice of termination shall, before termination becomes effective, pay to the party giving notice all cost of compliance in excess of one year’s rent, or secure payment of such sum in manner satisfactory to the party giving notice. Notwithstanding any provisions or limitations in this paragraph to the contrary, Lessee shall be responsible for any and all costs and expenses arising from any violations of environmental laws or regulations caused by Lessee’s activities or occupancy of the Premises. Further, Lessee’s option to terminate this Lease due to the cost of compliance with environmental laws or regulations shall only be available to Lessee if the law or regulation in question was enacted after the date of this Lease.

13. Condemnation. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purpose herein leased, shall be condemned by any legally constituted authority for any public use or purpose, or sold under threat of condemnation, then, in any of said events the term hereby granted shall cease from the time when possession or ownership thereof is taken by public authorities and rental shall be accounted for as between Lessor and Lessee as of that date. Such termination, however, shall be without prejudice to the rights of either Lessor or Lessee to recover compensation and damage caused by condemnation from the condemner. It is further understood and agreed that neither the Lessee, nor Lessor, shall have any rights in any award made to the other by any condemnation.

14. Assignment. Lessee may not assign this Lease, or any interest thereunder, or sublet the Premises in whole or in part without the prior express written consent of Lessor and without giving prior written notice to Lessor of intent to assign or sublease. Subtenants or assignees shall become liable directly to Lessor for all obligations of Lessee hereunder, without relieving Lessee’s liability. Lessee agrees not to assign or sublease the Premises to anyone who will create a nuisance or trespass, nor use the Premises for any illegal purpose; nor in violation of any valid regulations of any governmental body; nor in any manner to vitiate the insurance. Lessee further agrees that if such subtenant or assignee is required to pay a rental amount greater than the rental amount required to be paid by Lessee hereunder, then Lessor shall be entitled to receive and shall be paid such increased amount. Upon any such sublease or assignment, Lessee shall provide Lessor with copies of any and all documents pertaining to such sublease or assignment.

15. Hazardous Substances. Lessee will not use or suffer the use (by Lessee or any other person or entity) of the Premises as a landfill or as a dump for garbage or refuse,

permit any hazardous or toxic waste, substance, contaminant, asbestos, oil, radioactive or other material, the removal of which is required or the or storage of which is prohibited, regulated, or penalized by any local, state, or federal agency, authority, or governmental unit, to be brought onto or if so brought or found located thereon, shall cause the same to be immediately removed, unless the storage, use, treatment, and disposal of same appliance with all applicable federal, state and local laws and regulations pertaining thereto, and Lessee’s obligation to so remove shall survive the of this Lease. Lessee will not use or suffer the use of the Premises in any manner other than in full compliance with all applicable federal, state and governmental laws and regulations. Lessor warrants and represents that it has not received any notice from a governmental agency for violation of any governmental laws and regulations, and each party agrees that if any such notice is received, it shall immediately notify the other party orally and in writing, indemnify, defend, and hold Lessor harmless from and against any and all costs, damages, and expenses (including, without limitation, all compliance or response costs, costs for all remedial action and/or damage to third parties, attorneys’ fees and court costs at both trial and appellate damages for business interruption and any lost profits) resulting, directly or indirectly, from any environmental contamination of the Premises or any misrepresentation of facts concerning the matters recited in this paragraph. This indemnity shall survive the expiration or earlier termination of the term in addition, at the end of the term of this Lease or earlier termination hereof, Lessee, upon request by the Lessor, shall cause, at Lessee’s expense, a study to be conducted of the Premises by a person or firm approved by Lessor to ensure that no hazardous wastes, hazardous substances or other is have been stored, handled, treated or disposed of on the Premises during the term of this Lease in violation of any applicable law.

16. Removal of Fixtures. Lessee may (if not in default hereunder) prior to the expiration of this Lease, or any extension hereof, remove all fixtures and equipment which Lessee has placed in the Premises, provided Lessee repairs all damages to the Premises caused by such removal. Provided, however, Lessee shall not remove, under any circumstances, the following: heating, ventilating, air conditioning, plumbing, electrical and lighting systems and fixtures or dock levelers. In the event this Lease is terminated for any reason, any property remaining in or upon the Premises may be deemed to become property of the Lessor and Lessor may dispose of same as it deems proper with no liability to Lessor and no obligation to Lessee.

17. Default: Remedies. It is mutually agreed that in the event: (A) the rent herein reserved is not paid at the time and place when and where due and Lessee fails to pay said rent within ten (10) days after written demand from Lessor; (B) the Premises shall be deserted or vacated without Lessor’s prior written consent; (C) the Lessee shall fail to comply with any term, provision, condition, or covenant of this Lease, other than the payment of rent, and shall not cure such failure within twenty (20) days after notice to the Lessee of such failure to comply; or (D) Lessee shall fail to comply with any term, provision, condition, or covenant under any other agreement between Lessee and Lessor, or breach any obligation owing to Lessor or any affiliate of Lessor, and shall not cure such failure or breach within twenty (20) days after notice thereof to Lessee, in any of such events, Lessor shall have the option at once, or during continuance of such default or condition to do any of the following, in addition to, and not in limitation of any other remedy permitted by law or by this Lease:

(1) Terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor. Lessee agrees to indemnify Lessor for all loss, damage and expense which Lessor may suffer by reason of such termination, whether through inability to relet the Premises, through decrease in rent, through incurring court costs, actual attorneys’ fees or other costs in enforcing this provision or otherwise.

(2) Lessor, with or without terminating this Lease, may terminate Lessee’s right of possession, and, at Lessor’s option without notice or resort to legal proceedings, reenter, take possession of and rent the Premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Lessor deems proper. Lessee shall be liable to Lessor for the deficiency, if any, between Lessee’s rent hereunder and the price obtained by Lessor on reletting and for any damage, actual attorneys’ fees or expenses incurred by Lessor in enforcing its rights under this provision.

(3) Lessor also retains the right to apply for and obtain a dispossessory action against Lessee and to hold Lessee liable for all costs incident to seeking such dispossessory action, including actual attorneys’ fees and court costs.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or any other remedies provided by law. Lessor shall have the duty to mitigate any possible damages which may be incurred pursuant to any such default by Lessee except in the event Lessee deserts or vacates the Premises without prior notification to Lessor. Any notice in this provision may be given by Lessor or its attorney.

18. Entry for Carding, Etc. Lessor may card the Premises “For Lease” or “For Sale” one hundred (120) days before the termination of this Lease. Lessor may enter the Premises with prior notice to Lessee at reasonable hours during the term of this Lease to exhibit same to prospective purchasers or tenants and to make repairs required of Lessor under the terms hereof, or to make repairs to Lessor’s adjoining property, if any.

19. Effects of Termination of Lease. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Lessor’s right to collect rent for the period prior to termination thereof.

20. No Estate in Land. This contract shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only a usufruct, not subject to levy and sale, and not assignable by Lessee except as provided in Paragraph 14 above.

21. Holding Over. If Lessee remains in possession of the Premises after expiration of the term hereof, such holdover shall be as a tenant at sufferance and not as a tenant at will, and the rental rate shall become one and one-half times the amount in effect at the end of said term of this Lease. In no event shall the collection or payment of rent during such holdover period cause Lessee to be or be deemed a tenant at will. Lessee shall have no right to notice under O.C.G.A. 44-7-7 of the termination of its tenancy; Lessee agrees to vacate and deliver the Premises to Lessor immediately upon Lessee’s receipt of notice from Lessor to vacate. Should Lessee fail to so vacate the Premises, Lessee shall be subject to dispossession without further notice, by summary dispossessory proceedings, in addition to any and all other remedies to which Lessor may be entitled by law or under this Agreement. No holding over by Lessee, whether with or without the consent of Lessor, shall operate to extend the term of this Lease except as otherwise expressly provided in a written agreement executed by both Lessor and Lessee.

22. Cumulative. All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

23. Notices. Any notice given pursuant to this Lease shall be in writing and sent by certified mail, return receipt requested, or by reputable overnight courier to:

(a) Lessor in care of Partners – Frank V. Novak and Philip N. Hulsizer, or such other address as Lessor may hereafter designate in writing to Lessee.

(b) Lessee in care of Chief Financial Officer – Charles G. Jones, or such other address as Lessee may hereafter designate in writing to Lessor.

Any notice sent in the manner set forth above shall be deemed sufficiently given for all purposes hereunder on the day said notice is deposited in the mail or with the courier.

24. Waiver of Rights. No failure of Lessor to exercise any power given Lessor hereunder, or to insist upon strict compliance by Lessee with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Lessor’s right to demand strict compliance with the terms hereof.

25. Time of Essence. Time is of the essence in this Lease.

26. Definitions. “Lessor” as used in this Lease shall include Lessor, its heirs, representatives, assigns, and successors in title to the Premises. “Lessee” shall include Lessee, its heirs and representatives, successors, and if this Lease shall be validly assigned or sublet, shall include also Lessee’s assignees or sublessees, as to the Premises covered by such assignment or sublease. “Lessor” and “Lessee” include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

27. Signs. Lessee shall have the right to erect at Lessee’s sole expense a sign on an exterior wall of the building on the Premises. This sign shall be securely attached and parallel to said wall, and shall not be other than a customary trade sign identifying the business of Lessee. Lessee shall not erect this sign over the roof line or on the roof, nor shall it paint or otherwise deface the exterior walls of the building. The erection of this sign by Lessee shall be subject to and in conformity with all applicable laws, zoning ordinances and building restrictions or covenants of record and must be approved by Lessor, based on a scaled drawing provided by Lessee, before installation. In the event a sign is erected by Lessee without Lessor’s consent, Lessor shall have the right to remove said sign and charge the cost of such removal to Lessee as additional rent hereunder. Except upon prior written consent from Lessor, in no event shall Lessee utilize any portable or vehicular signs at the Premises. On or before termination of this Lease Lessee shall remove the sign thus created, and shall repair any damage or disfigurement, and close any holes, caused by such removal.

28. Ad Valorem Taxes. Lessee shall pay as additional rent all ad valorem real estate taxes assessed and levied against the Premises for full taxable years within the Lease term and shall pay a per diem apportionment thereof for the years in which the Lease commences and terminates. Lessee shall remit such amounts to Lessor within thirty (30) days of notice from Lessor of such amount.

29. Use of Premises and Insurance. (A) The Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate or increase insurance premiums on the Premises, nor for any other purpose.

(B) Lessor will carry, at Lessee’s sole cost and expense, “All Risk” Insurance Coverage on the Premises in an amount not less than the full insurable value. The term “full insurable value” shall mean the actual replacement cost, excluding foundation and excavation costs, as determined by Lessor. Lessee shall pay as additional rent the amount of said premium to Lessor within thirty (30) days of notice from Lessor of such amount.

(C) Lessee will carry, at Lessee’s own expense, insurance coverage on all equipment, inventory, fixtures, furniture, appliances and other personal property on the Premises.

(D) Lessee shall procure, maintain and keep in full force and effect at all times during the term of this Lease and any renewal hereof, commercial general liability insurance insuring Lessor and Lessee against all claims and demands for injury to, or death of, persons, or damage to property which may be claimed to have occurred upon the Premises in an amount not less than $2,000,000.00, per occurrence of coverage for injury (including death) to one or more persons attributable to a single occurrence and for property damage.

To the full extent permitted by law, Lessor and Lessee each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage; provided however, that the foregoing release by each party is conditioned upon the other party’s carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party’s foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated.

All insurance provided for in this Lease shall be effected under enforceable policies issued by insurers of recognized responsibility licensed to do business in the state where the Premises are located. At least 15 days prior to the expiration date of any policy procured by Lessee, the original renewal policy for such insurance shall be delivered by the Lessee to the Lessor. Within 15 days after the premium on any such policy shall become due and payable, the Lessor shall be furnished with satisfactory evidence of its payment. The original policy or policies shall be delivered to Lessor at the commencement of this Lease.

If the Lessee provides any insurance required by this Lease in the form of a blanket policy, the Lessee shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease, and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the Premises.

If the Lessor so requires, the policies of insurance provided for shall be payable to the holder of any mortgage, as the interest of such holder may appear, pursuant to a standard mortgagee clause. All such policies shall name the Lessor as an additional insured notwithstanding any act or negligence of the Lessee which might otherwise result in forfeiture of such insurance. All such policies shall, to the extent obtainable, contain an agreement by the insurers that such policies shall not be canceled without at least thirty days prior written notice to the Lessor and to the holder of any mortgage to whom loss hereunder may be payable.

30. Miscellaneous. If any term, covenant or condition of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons, entities or circumstances other than those which or to which used may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law. Any money judgment against Lessor shall be satisfied only out of the right, title and interest of Lessor in the Premises, and in no event shall Lessee have the right to levy execution against any property of Lessor other than its interest in the Premises. Lessor and Lessee hereby waive trial by jury in any action or proceeding arising under this Lease. This Lease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, effective the day and year first above written.

Signed, sealed and delivered in the presence of:

By:
Witness		Title:
(Corp. Seal)
LESSOR

Signed, sealed and delivered in the presence of:

By:
Witness		Title:
(Corp. Seal)
LESSEE

ALL that piece or parcel of land situate, lying and being in Land Lots 221 and 222 of the 6th District of Gwinnett County, Georgia, and being more particularly described as follows:

TO FIND the point of beginning, commence at a point, being the intersection of the easterly right of way line of Weaver Way (80-foot right of way) and the northerly right of way line of Best Friend Road (80-foot right of way) and go thence in an eastwardly direction along said northerly right of way line of Best Friend Road a distance of 646.93 feet to a point; thence, North 00° 00' 31" West along the easterly line of property now or formerly owned by International Automotive, as extended, a distance of 10.00 feet to a point on the revised northerly right of way line of said Best Friend Road; thence, go northeasterwardly along said revised northerly right of way line the following courses: North 89° 59' 00" East a distance of 85.69 feet; and along the arc of a curve to the left (Radius 1095.92 feet – Chord North 82° 56' 00" East 269.44 feet) an arc distance of 270.12 feet to a point, being the southwesterly corner of that property conveyed by Grantor to John W. Rooker by deed dated December 15, 1988; thence, North 02° 24' 15" West along the westerly line of the property described in said deed to John W. Rooker, a distance of 490.22 feet to an iron pin, said iron pin being the northwesterly corner of the property described in said deed to John W. Rooker and also being the TRUE POINT OF BEGINNING for the herein described parcel of land; thence, North 01° 26' 37" West a distance of 425.01 feet to an iron pin; thence, North 45° 12' 48" East a distance of 341.79 feet to a steel power pole; thence, North 45° 48' 40" East a distance of 286.24 feet to an iron pin; thence, South 44° 12' 45" East along the westerly line of the property now or formerly owned by Cox Enterprises, a distance of 823.30 feet to an iron pin; thence, in a southwestwardly direction along the northerly property line of property now or formerly owned by John W. Rooker, the following courses: South 75° 52' 30" West a distance of 459.79 feet; and South 64° 20' 22" West a distance of 40.00 feet to an iron pin on the right of way line of Skyland Court (60-foot right of way); thence, southwestwardly along said right of way line of Skyland Court, along the arc of a curve to the left (Radius 60.00 feet – Chord South 70° 06' 29" West, 119.39 feet) an arc distance of 176.41 feet to a point; thence, South 75° 52' 30" West along said northerly property line of the property now or formerly owned by John W. Rooker a distance of 430.00 feet, more or less, to an iron pin, being the point of beginning; containing 10.797 acres, more or less, and being located substantially as shown on plat of survey dated June 16, 1989 prepared by Urban Engineers, Inc. entitled Final Subdivision Map Norcross-Southern Industrial District PH.VII, as Block A, Lot 2 and being recorded in Plat Book 48, Page 262, of the Gwinnett County Records, attached hereto and made a part hereof.

EXCEPTING AND RESERVING unto Grantor, its successors and assigns, a 20-foot wide drainage easement and a 20-foot wide sanitary sewer easement across, under and through the above described property being located substantially as shown on said plat of survey dated June 16, 1989.

SUBJECT, however, to the right of way for Skyland Court, a 200-foot wide Georgia Power Company easement, and to such other easements and restrictions as may appear of record or as may be apparent from an examination of the premises.